10.1(aj)

AMENDMENT NUMBER ONE
TO THE JANUARY 1, 1997 RESTATEMENT
OF THE SAUER-SUNDSTRAND EMPLOYEES’
SAVINGS AND RETIREMENT PLAN

             WHEREAS, Sauer-Danfoss (US) Company (formerly known as Sauer-Danfoss, Inc. and Sauer-Sundstrand Company) sponsors the Sauer-Sundstrand Employees' Savings and Retirement Plan (the "Plan");

             WHEREAS, Sauer-Danfoss (NA) Company (formerly known as Danfoss Fluid Power Inc.) was acquired and became a Related Employer under the Plan effective May 3, 2000;

             WHEREAS, Sauer-Danfoss (NA) Company sponsors the Danfoss Fluid Power Employee Savings and Retirement Plan;

             WHEREAS, both Sauer-Danfoss (US) Company and Sauer-Danfoss (NA) Company desire that that the Danfoss Fluid Power Employee Savings and Retirement Plan be merged into the Plan effective December 31, 2000;

             WHEREAS, both Sauer-Danfoss (US) Company and Sauer-Danfoss (NA) Company desire that Sauer-Danfoss (NA) Company adopt the Plan for its employees effective January 1, 2001.

             WHEREAS, pursuant to appropriate action of the Board of Directors of each of Sauer-Danfoss (US) Company and Sauer-Danfoss (NA) Company, the Danfoss Fluid Power Employee Savings and Retirement Plan was merged into the Plan effective December 31, 2000.

             WHEREAS, pursuant to Section 17.3 of the Plan and appropriate action of the Board of Directors of each of Sauer-Danfoss (US) Company and Sauer-Danfoss (NA) Company, Sauer-Danfoss (NA) Company has adopted the Plan for its employees effective January 1, 2001.

             NOW THEREFORE, pursuant to Section 14.1 of the Plan, Sauer-Danfoss  (US) Company hereby amends the Plan as follows, effective as of January 1, 2001, except as otherwise provided:

             1.          Effective immediately, all references in the Plan to Sauer-Sundstrand Company are changed to Sauer-Danfoss (US) Company and Section 1.7 is amended specifically to read in its entirety as follows:

             “1.7      “Company” shall mean Sauer-Danfoss (US) Company (formerly known as Sauer-Danfoss, Inc. and Sauer-Sundstrand Company), a Delaware corporation, or any successor thereto.”

             2.          Section 1.10 is amended to read in its entirety as follows:

             “1.10   “Early Retirement Date” shall mean the last day of the month in which the Participant has attained age 55 and completed five (5) years of Service.”

             3.          Section 1.13 is amended to read in its entirety as follows:

             “1.13   “Employee” shall mean any person who is employed by the Employer, provided, however, that the term shall not include any person who renders service to the Employer solely as an independent contractor or leased employee (as defined in Code Section 414(n)), nor shall it include any person covered by a collective bargaining agreement between employee representatives and the Employer if retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer (unless the resulting bargaining agreement provides for such employee’s coverage under this Plan).”

             4.          Section 1.26 is amended to read in its entirety as follows:

             “1.26   “Normal Retirement Date” shall mean the date the Participant attains age 65; provided that for Participants who first become Participants after January 1, 2001, it shall mean the latter of the date the Participant attains age 65 or the 5th anniversary of the date that the Participant first became a Participant.”

             5.          The name of the Plan is changed to “Sauer-Danfoss Employees’ Savings Plan” and all references in the Plan to the name of the Plan are changed accordingly. Furthermore, Section 1.29 is amended specifically to read in its entirety as follows:

             “1.29   “Plan” shall mean this Sauer-Danfoss Employees’ Savings Plan (formerly known as the Sauer-Sundstrand Employees’ Savings and Retirement Plan), as amended from time-to-time. The Plan is intended to be a profit-sharing plan for purposes of Section 401(a)(27)(B) of the Code.”

             6.          Section 2.1 is amended to read in its entirety as follows:

             “2.1      Eligibility. If any of the following paragraphs apply to an Employee, such Employee shall become an Eligible Employee on the date as provided below:

(a)         An Employee on January 1, 2001, who became an “Eligible Employee” under the terms of the Plan in effect on December 31, 2000, shall continue to be an Eligible Employee for purposes of the Plan on January 1, 2001.

(b)        For purposes of Section 3.2, an Employee employed by the Employer on a regular full-time or part-time basis (customarily works at least 20 hours per week) shall become an Eligible Employee immediately upon the commencement of his employment by the Employer. For purposes of Section 3.1, such an Employee shall become an Eligible Employee on the date the Employee completes 6 consecutive months of employment by the Employer.

(c)         For purposes of Section 3.2, an Employee who is employed by the Employer on a temporary or irregular basis shall become an Eligible Employee on the date on which he completes 1,000 Hours of Service in an Employment Year. For purposes of Section 3.1, such an Employee shall become an Eligible Employee on the first day of the Employment Year following the Employment Year in which the Employee completed 1,000 Hours of Service.

(d)        An Employee who had been an Eligible Employee under this Plan and who is reinstated to active employment after a period during which he was not an actively employed Employee shall become an Eligible Employee on his date of reinstatement.”

             7.          Section 3.1 is amended to read in its entirety as follows:

             “3.1      Participation in Employer and Matching Contributions. Eligible Employees shall be eligible to receive Employer and Matching Contributions under Section 5.1 effective as of the first day of the pay period coincident with or following the date they became Eligible Employees. Notwithstanding any other provision of this Plan, Employees who accrue any benefit under the final average pay benefit formula (rather than the new cash balance formula) under the Sauer-Danfoss Employees’ Retirement Plan after December 31, 2000 shall not be eligible to receive Employer and Matching Contributions under Section 5.1.”

             8.          Section 12.2(a)(iii) is amended to read as follows:

             “12.2   Vesting

(a)         .  .  .

(iii)        Upon any other termination of employment, in accordance with the following schedule:
Years of Service	Nonforfeitable Percentage

Less than 3	0
3 or more	100

Notwithstanding the above schedule, Eligible Employees as of December 31, 2000 employed at the Employer’s West Branch, Iowa location shall be one hundred percent (100%) vested in their December 31, 2000 Employer and Matching Contribution Accounts and any subsequent earnings (or losses) attributable thereto. In no event shall the Nonforfeitable Percentage of amounts credited to the Employer and Matching Contribution Accounts of such Eligible Employees after December 31, 2000 be less than their Nonforfeitable Percentage as of December 31, 2000 determined in accordance with the following schedule:

Years of Service*	Nonforfeitable Percentage*

0	20
1	40
2	60
3	80
4 or more	100

                                        .  .  .”

             9.          Appendix A is added to the end of the Plan, in the form of Appendix A attached to this Amendment Number One and made a part hereof.

             IN WITNESS WHEREOF, Sauer-Danfoss (US) Company has authorized the execution on its behalf of this Amendment Number One this 15th day of December, 2000.

By:	/s/ Ronald C. Hanson

Title:	Director Global Human Resources

APPENDIX A TO SAUER-DANFOSS
EMPLOYEES’ SAVINGS PLAN

             This Appendix A to the Sauer-Danfoss Employees’ Savings Plan is applicable only to Employees who were previously Employees under the Danfoss Fluid Power Employee Savings and Retirement Plan (hereinafter referred to as the “Danfoss Plan”) which was merged into the Plan effective December 31, 2000. (Such Employees are hereinafter referred to as “Former Danfoss Employees”).

             The provisions of the Plan shall apply to Former Danfoss Employees with the following modifications:

             1.          Eligibility:  Former Danfoss Employees who were eligible to participate in the employee elective contribution, employer matching contribution or the employer discretionary contribution under the Danfoss Plan on December 31, 2000 shall be eligible to participate in the corresponding contributions under the Plan on January 1, 2001. Former Danfoss Employees who were not eligible to participate in any of such contributions under the Danfoss Plan as of December 31, 2000, shall be eligible to participate in such contributions under the Plan after satisfying the applicable Plan requirements for participation in such contributions. Periods of employment with Sauer-Danfoss (NA) Company (formerly known as Danfoss Fluid Power Inc.) prior to January 1, 2001, including employment prior to its May 3, 2000 date of acquisition, shall be included in determining such eligibility.

             2.          Vesting:  For the purpose of determining vesting under the Plan, Former Danfoss Employees shall be credited with periods of employment with by Sauer-Danfoss (NA) Company (formerly known as Danfoss Fluid Power Inc.) prior to January 1, 2001, including employment prior to its May 3, 2000 acquisition. Furthermore, Former Danfoss Employees shall be one hundred percent (100%) vested in their December 31, 2000 Employer and Matching Contribution Accounts and any subsequent earnings (or losses) attributable thereto. In no event shall the Nonforfeitable Percentage of amounts credited to the Employer and Contribution Accounts of Former Danfoss Employees after December 31, 2000 be less than their Nonforfeitable Percentage as of December 31, 2000 determined in accordance with the following schedule:

Years of Service	Nonforfeitable Percentage

1 year	20%
2 years	40%
3 years	60%
4 years	80%
5 or more years	100%

             3.          Loans:  Former Danfoss Employees shall be eligible to obtain a loan from the Plan in accordance with the Plan’s loan provisions. Any loans outstanding under the Danfoss Plan on December 31, 2000 shall continue under their current terms.